UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2012

YCC HOLDINGS LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8284193
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

16 Yankee Candle Way, South Deerfield, MA  01373
(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 2, 2012, The Yankee Candle Company, Inc. (“Yankee Candle”) announced that it is in discussions with its senior lenders regarding a refinancing of its existing senior credit facility with a new senior secured term loan facility and a new senior secured asset-based revolving credit facility.  Yankee Candle also announced that it is seeking to increase the size of its existing term loan, a portion of the proceeds of which would be used to redeem $180 million in aggregate principal amount of its 8 1/2% Senior Notes due 2015 (the “Senior Notes”).  Yankee Candle further announced that it issued a redemption notice on March 2, 2012 with respect to the Senior Notes, which is conditional upon receipt of the proceeds from this refinancing.  A copy of Yankee Candle’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information set forth under this Item 7.01 and in Exhibit 99.1 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to this Item 7.01 shall not be deemed an admission as to the materiality of such information.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YCC HOLDINGS LLC

Dated: March 7, 2012

	By:	/s/ James A. Perley
James A. Perley
Vice President, Assistant Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 2, 2012